UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 3, 2014 (July 1, 2014)

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MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Effective as of July 1, 2014, Richard Proulx resigned as a member of the Board of Directors of MOCON, Inc. (“MOCON”). Mr. Proulx’s resignation was not the result of any disagreement between MOCON and him on any matter relating to MOCON’s operations, policies or practices.

(d)     The Board of Directors of MOCON, upon recommendation of the Nominating and Governance Committee, increased the size of the Board from eight directors to nine directors and elected Paul R. Zeller and Kathleen “Kitty” Iverson as directors of MOCON to fill the vacancies created by Mr. Proulx’s resignation and the increase in the size of the Board, all effective as of July 1, 2014.

Kitty Iverson, 58, currently serves on the board of directors of Speed Commerce, Inc., a provider of flexible end-to-end E-commerce services to retailers and manufacturers. Ms. Iverson previously served as a director of CyberOptics Corporation, a manufacturer of optical process control sensors and measurement and inspection systems used in the electronics assembly equipment market and in the semiconductor industry, from May 1998 through January 2014, and was Chairman of the Board from August 2009 until her departure from that board. Ms. Iverson served as the President and CEO of CyberOptics from January 2003 until her retirement from that company in January 2014.

Paul R. Zeller, 54, will become the CFO of Natureworks LLC on August 4, 2014. NatureWorks is a joint venture of Cargill and PTT Global Chemical. Prior to transitioning to NatureWorks, Mr. Zeller has been Senior Vice President and Chief Financial Officer of Imation, a position he has held since May 2009. Mr. Zeller was Vice President and Chief Financial Officer of Imation from August 2004 to May 2009 and has been with Imation since Imation's spin-off from 3M Company in 1986. He held the position of Corporate Controller from May 1998 to August 2004. Prior to joining Imation, Mr. Zeller held several accounting management positions with 3M Company.

In connection with their elections to the MOCON Board of Directors, Mr. Zeller was elected to the Audit Committee of MOCON’s Board of Directors and Ms. Iverson was elected to the Nominating and Governance Committee and the Compensation Committee of MOCON’s Board of Directors. There are no arrangements or understandings between each of Mr. Zeller or Ms. Iverson and any other person pursuant to which they were selected as directors, and there have been no transactions since the beginning of MOCON’s last fiscal year, or are currently proposed, regarding Mr. Zeller and Ms. Iverson that are required to be disclosed by Item 404(a) of Regulation S-K.

Each of Mr. Zeller and Ms. Iverson will receive the same compensation and participate in the same plans as all non-employee directors of MOCON, as described on the “Description of Non-Employee Director Compensation Arrangements” which is filed as Exhibit 10.20 to MOCON’s annual report on Form 10-K for the fiscal year ended December 31, 2013.

Item 7.01.	Regulation FD Disclosure.

MOCON issued a press release announcing the resignation of Mr. Proulx and the election of Mr. Zeller and Ms. Iverson. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by MOCON under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1

Description of Non-Employee Director Compensation Arrangements (incorporated by reference to Exhibit 10.20 to MOCON’s annual report on Form 10-K for the fiscal year ended December 31, 2013 (File No. 000-09273)

99.1	Press Release issued July 1, 2014 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: July 3, 2014	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

10.1	Description of Non-Employee Director Compensation Arrangements	Incorporated by reference to Exhibit 10.20 to MOCON’s annual report on Form 10-K for the fiscal year ended December 31, 2013 (File No. 000-09273)

99.1	Press Release issued July 1, 2014	furnished herewith